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                                                                      Exhibit 21

                               NORDSON CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT


                The following table sets forth the subsidiaries of the Registrant (each of which is included in the Registrant's consolidated financial statements), and the jurisdiction under the laws of which each subsidiary was organized.

         Jurisdiction of
          Incorporation                             Name
          -------------                             ----

         INTERNATIONAL:
         -------------
         Australia                          Nordson Australia Pty. Limited
         Austria                            Nordson GmbH
         Belgium                            Nordson Benelux S.A./N.V.
         Brazil                             Nordson do Brasil Industria
                                              E.Comercio Ltda.
         Canada                             Nordson Canada Limited
         China                              Nordson (China) Co. Ltd.
         Colombia                           Nordson Andina Limitada
         Czech Republic                     Nordson CS, spol.s.r.o.
         Finland                            Nordson Finland Oy
         France                             Nordson France S.A.
         Germany                            Nordson Deutschland GmbH (1)
         Germany                            Nordson Engineering GmbH
         Hong Kong                          Nordson Application Equipment, Inc.
         India                              Nordson India Private Limited
         Italy                              Nordson Italia SpA
         Japan                              Nordson K.K.
         Japan                              Nordson Asymtek K.K. (2)
         Malaysia                           Nordson (Malaysia) Sdn. Bhd.
         Mexico                             Nordson de Mexico, S.A. de C.V.
         The Netherlands                    Nordson Benelux B.V.
         The Netherlands                    Nordson European Distribution B.V.
         The Netherlands                    Nordson B.V.
         Norway                             Nordson Norge A/S
         Poland                             Nordson Polska Sp.z.o.o.
         Portugal                           Nordson Portugal Equipamento
                                              Industrial, Lda.
         Russia                             Nordson Deutschland GmbH -
                                              Representative Office
         Singapore                          Nordson S.E. Asia (Pte.) Ltd.
         South Korea                        Nordson Sang San Ltd.
         Spain                              Nordson Iberica, S.A.
         Sweden                             Nordson AB
         Sweden                             Nordson Finishing AB (3)
         Switzerland                        Nordson (Schweiz) A.G. (4)
         Taiwan                             Nordson Pacific, Inc. -
                                              Representative Office

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INTERNATIONAL LOCATIONS (cont.)

          Jurisdiction of                   Name
          ---------------                   ----
          Incorporation
          -------------

         Thailand                           Nordson (Thailand) Limited
         United Kingdom                     Nordson (U.K.) Limited
         United Kingdom                     Spectral Technology Group Limited
         United Kingdom                     Nordson U.V. Limited. (5)
         US Virgin Islands                  Nordson FSC, Inc.
         Venezuela                          Nordson International de Venezuela,
                                              C.A.



         DOMESTIC
         --------
         California                         Asymptotic Technologies, Inc. (6)
         California                         Slautterback Corporation
         California                         March Plasma Systems, Inc.
         Connecticut                        Electrostatic Technology, Inc.
         Florida                            Advanced Plasma Systems, Inc.
         Georgia                            J and M Laboratories (8)
         New Jersey                         Horizon Lamps, Inc.
         New Jersey                         Veritec Technologies, Inc.
         Ohio                               Nordson Pacific, Inc.
         Ohio                               Nordson U.S. Trading Company
         Ohio                               Nordson U.V. Inc.
         Rhode Island                       EFD, Inc.


(1)      Owned by Nordson Engineering GmbH and Nordson Corporation
(2)      Formerly known as Nordson Advanced Systems K.K.
(3)      Owned by Nordson AB
(4)      Owned by Nordson Benelux S.A./N.V.
(5)      Owned by Spectral Technology Group Limited.
(6)      Doing business as Asymtek
(7)      Formerly known as March Instruments, Inc.
(8)      Now doing business as Nordson Dawsonville